UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2013 (July 8, 2013)

Oxford Resource Partners, LP
(Exact name of registrant as specified in its charter)

Delaware	001-34815	77-0695453
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41 South High Street, Suite 3450 Columbus, OH	43215
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 643-0314

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 8, 2013, Oxford Mining Company, LLC (“Oxford Mining”), a wholly owned subsidiary of Oxford Resource Partners, LP (the “Registrant”), and American Electric Power Service Corporation, as agent for Ohio Power Company (formerly known as Columbus Southern Power Company) (“AEP”), completed the execution and delivery of an amendment (the “Amendment”) to the Coal Purchase and Sale Agreement between them dated as of May 21, 2004, as amended (such Coal Purchase and Sale Agreement as amended, the “AEP-Oxford Agreement”).

The term of the AEP-Oxford Agreement is through December 31, 2015. Prior to the Amendment, AEP had an option to elect on or before July 1, 2013 for an extension for a further three-year term through December 31, 2018 (the “Extension Option”). The Amendment modified the date by which AEP may elect to exercise the Extension Option from July 1, 2013 to October 1, 2014.

The foregoing summary of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which will be filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Oxford Resource Partners, LP

	By:	Oxford Resources GP, LLC,
its general partner

Dated: July 11, 2013	By:	/s/ Daniel M. Maher
Name: Daniel M. Maher
Title: Senior Vice President, Chief Legal Officer and Treasurer